Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of our report dated February 24, 1999, relating to the consolidated financial statements, which appears in the 1998 Annual Report to Shareholders of Tandy Corporation, which is incorporated by reference in Tandy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.





PricewaterhouseCoopers LLP
Fort Worth, Texas
July 28, 1999